                                                                    Exhibit 4.19



           THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER


     THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER (this "Amendment"), dated as of July 16, 2003, is entered into by and among WELLS FARGO FOOTHILL, INC., a California corporation formerly known as Foothill Capital Corporation, as agent (in such capacity, "Agent") for the Lenders (defined below), the Lenders signatory hereto, MERCURY AIR GROUP, INC. ("Parent") and Parent's Subsidiaries signatory hereto (together with Parent, "Borrowers" and each sometimes referred to as a "Borrower").

                                    RECITALS

     A. Borrowers, Agent and the financial institutions from time to time party thereto (the "Lenders") have previously entered into that certain Loan and Security Agreement, dated as of December 30, 2002, as amended by that certain First Amendment to Loan and Security Agreement, dated as of March 12, 2003, and that certain Second Amendment to Loan and Security Agreement, dated as of March 31, 2003 (as amended, the "Loan Agreement"), pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrowers. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Loan Agreement.

     B. Borrowers have made or contracted to make Existing Operations Capital Expenditures of $4,074,324, which amount is in excess of the limit of $4,000,000 set forth in Section 7.19(d)(iii) of the Loan Agreement for such expenditures, and therefore an Event of Default has occurred (the "Known Existing Default").

     C. Borrowers have requested that Agent and the Lenders waive the Known Existing Default and amend Section 7.19(d)(iii) to increase the permitted Existing Operations Capital Expenditures for their fiscal year 2003.

     D. Agent and the Lenders are willing to waive the Known Existing Default and, along with the Borrowers, amend the Loan Agreement under the terms and conditions set forth in this Amendment. Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent's or any Lender's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

                              AMENDMENT AND WAIVER

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows (initially capitalized terms used herein without definition shall have the meanings given in the Loan Agreement):

     1. Amendment to Loan Agreement.

         (a) Section 7.19(d)(iii) of the Loan Agreement is hereby amended by replacing the amount of "$4,000,000" set forth opposite the fiscal year "2003" in the table set forth therein to be "$4,400,000."

     2. Waiver of Known Existing Default. Agent and each Lender hereby waives enforcement of its rights against Borrowers arising from the Known Existing Default; provided, however, nothing herein shall be deemed a waiver with respect to any failure of Borrowers to comply fully with Section 7.19(d)(iii) of the Loan Agreement (as amended by this Amendment). This waiver shall be effective only for the specific default comprising the Known Existing Default, and in no event shall this waiver be deemed to be a waiver of enforcement of Agent's or any Lender's rights with respect to any other Default or Event of Default now existing or hereafter arising. Nothing contained in this Amendment nor any communications between any Borrower and either Agent or any Lender shall be a waiver of any rights or remedies Agent or any Lender has or may have against any Borrower, except as specifically provided herein. Except as specifically provided herein, Agent and each Lender hereby reserve and preserve all of their respective rights and remedies against Borrowers under the Loan Agreement and the other Loan Documents.

     3. Release; Covenant Not to Sue.


         (a) Each Borrower hereby absolutely and unconditionally releases and forever discharges Agent and each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a "Released Party"), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Borrower in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes, to the extent permitted by applicable law, all rights and benefits under any provision of any applicable law that may provide that a general release does not extend to claims which the person giving the release does not know or suspect to exist in its favor at the time of executing the release, which if known by it might have materially affected its settlement with the recipient of the release. Each Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

         (b) Each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Borrower pursuant to the above release. If any Borrower or any of its successors, assigns or other legal representations violates the foregoing covenant, such Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys' fees and costs incurred by such Released Party as a result of such violation.

     4. Effectiveness of Amendment. Agent must have received the following before this Amendment is effective:


         (a) this Amendment and the attached Acknowledgement by Guarantors, each fully executed in a sufficient number of counterparts for distribution to all parties; and

         (b) a waiver fee in the amount of $25,000, which fee is fully-earned as of and due and payable on the date hereof.

     5. Representations and Warranties. Each Borrower represents and warrants as follows:


         (a) Authority. Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on each Borrower. No other corporate proceedings are necessary to consummate such transactions.

         (b) Enforceability. This Amendment has been duly executed and delivered by the Borrowers. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of Borrowers, enforceable against each Borrower in accordance with its terms, and is in full force and effect.

         (c) Representations and Warranties. The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof, as modified by any changes to the schedules to the Loan Agreement reported to the Agent or the Lenders. Parent confirms any changes in such schedules which are required to be reported to the Agent or the Lenders under the terms of the Loan Agreement have been reported.

         (d) No Default. After giving effect to the waiver set forth in Section 2 hereof, no event has occurred and is continuing that constitutes an Event of Default and by entering into this Amendment, except as expressly set forth in
Section 2 hereof, Agent is not waiving and shall not be deemed to have waived any Event of Default that may exist.

         (e) No Duress. This Amendment has been entered into without force or duress, of the free will of each Borrower. Each Borrower's decision to enter into this

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

Amendment is a fully informed decision and such Borrower is aware of all legal and other ramifications of such decision.

         (f) Counsel. Each Borrower has read and understands this Amendment, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

     6. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York governing contracts only to be performed in that State.

     7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

     8. Reference to and Effect on the Loan Documents.


         (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

         (b) Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of each Borrower to Agent without defense, offset, claim or contribution.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         (d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

     9. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

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

     10. Estoppel. To induce Agent and the Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Borrower hereby acknowledges and agrees that no right of offset, defense, counterclaim or objection in favor of any Borrower as against Agent or any Lender with respect to the Obligations.

     11. Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or any Lender to waive any of its rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

                       [Signatures follow on next page.]

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

                            WELLS FARGO FOOTHILL, INC.,
                            a California corporation,
                            as Agent and as a Lender


                            By:
                               -------------------------------------------------
                            Title:
                                  ----------------------------------------------


                            ABLECO FINANCE LLC,
                            a Delaware limited liability company,
                            as a Lender


                            By:
                               -------------------------------------------------
                            Title:
                                  ----------------------------------------------


                            MERCURY AIR GROUP, INC.,
                            a Delaware corporation


                            By:
                               -------------------------------------------------
                            Title:
                                  ----------------------------------------------


                            MERCURY AIR CENTERS, INC.,
                            a California corporation


                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------


                            MERCURY AIR CARGO, INC.,
                            a California corporation


                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------

                            MERCFUEL, INC.,
                            a Delaware corporation


                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------


                            MAYTAG AIRCRAFT CORPORATION,
                            a Colorado corporation


                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------


                            HERMES AVIATION, INC.,
                            a California corporation


                            By:
                              --------------------------------------------------
                            Title:
                                 -----------------------------------------------


                            MERCURY AIR CENTER-BIRMINGHAM, LLC,
                            an Alabama limited liability company


                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------


                            MERCURY AIR CENTER-BAKERSFIELD, INC.,
                            a California corporation


                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------


                            MERCURY AIR CENTER-BURBANK, INC.,
                            a California corporation


                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------

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

                            MERCURY AIR CENTER-FRESNO, INC.,
                            a California corporation


                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------


                            MERCURY AIR CENTER-LOS ANGELES, INC.,
                            a California corporation


                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------


                            MERCURY AIR CENTER-ONTARIO, INC.,
                            a California corporation


                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------


                            MERCURY AIR CENTER-SANTA BARBARA, INC.,
                            a California corporation


                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------


                            MERCURY AIR CENTER-HARTSFIELD, LLC,
                            a Georgia limited liability company


                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------

                            MERCURY AIR CENTER-PEACHTREE-
                            DEKALB, LLC,
                            a Georgia limited liability company


                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------


                            MERCURY AIR CENTER-FT. WAYNE, LLC.,
                            an Indiana limited liability company


                            By:
                              -------------------------------------------------
                            Title:
                                 -----------------------------------------------


                            MERCURY AIR CENTER-JACKSON, LLC.,
                            a Mississippi limited liability company


                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------


                            MERCURY AIR CENTER-RENO, LLC,
                            a Nevada limited liability company


                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------


                            MERCURY AIR CENTER-TULSA, LLC.,
                            an Oklahoma limited liability company


                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------


                            MERCURY AIR CENTER-CHARLESTON, LLC.,
                            a South Carolina limited liability company


                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------


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

                            MERCURY AIR CENTER-JOHNS ISLAND, LLC.,
                            a South Carolina limited liability company

                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------


                            MERCURY AIR CENTER-NASHVILLE, LLC.,
                            a Delaware limited liability company

                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------


                            MERCURY AIR CENTER-ADDISON, INC.,
                            a Texas corporation


                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------


                            MERCURY AIR CENTER-CORPUS
                            CHRISTI, INC.,
                            a Texas corporation


                            By:
                               -------------------------------------------------
                            Title:
                                 -----------------------------------------------




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


                         ACKNOWLEDGEMENT BY GUARANTORS

                           Dated as of July __, 2003

     Each of the undersigned, being a Guarantor (each a "Guarantor" and collectively, the "Guarantors") under their respective Guaranty and Security Agreement, dated December 30, 2002 and made in favor of Agent for the benefit of the Lenders (each a "Guaranty" and collectively, the "Guaranties"), hereby acknowledges and agrees to the foregoing Third Amendment to Loan and Security Agreement and Waiver (the "Amendment") and confirms and agrees that its Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in such Guaranty to the Loan Agreement (as defined in the Amendment), "thereunder", "thereof" or words of like import referring to the "Loan Agreement", shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment. Although Lender has informed Guarantors of the matters set forth above, and Guarantors have acknowledged the same, each Guarantor understands and agrees that Lender has no duty under the Loan Agreement, the Guaranties or any other agreement with either Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

     Each Guarantor hereby absolutely and unconditionally releases and forever discharges each Released Party, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date hereof, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Guarantor in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes, to the extent permitted by applicable law, all rights and benefits under any provision of any applicable law that may provide that a general release does not extend to claims which the person giving the release does not know or suspect to exist in its favor at the time of executing the release, which if known by it might have materially affected its settlement with the recipient of the release. Each Guarantor acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Guarantor pursuant to the above release. If any Guarantor or any of its successors, assigns or other legal representations violates the foregoing covenant, such Guarantor, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as

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

any Released Party may sustain as a result of such violation, all attorneys' fees and costs incurred by such Released Party as a result of such violation.


                           EXCEL CARGO, INC.,
                           a California corporation


                           By:
                              --------------------------------------------------
                           Title:
                                 -----------------------------------------------


                           VULCAN AVIATION, INC.,
                           a California corporation


                           By:
                              --------------------------------------------------
                           Title:
                                 -----------------------------------------------


                           MERCURY ACCEPTANCE CORPORATION,
                           a California corporation


                           By:
                              --------------------------------------------------
                           Title:
                                 -----------------------------------------------


                           JUPITER AIRLINE AUTOMATION SERVICES, INC., a Florida corporation


                           By:
                              --------------------------------------------------
                           Title:
                                 -----------------------------------------------


                           AEG FINANCE CORPORATION,
                           a Delaware corporation


                           By:
                              --------------------------------------------------
                           Title:
                                 -----------------------------------------------


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